Exhibit 4.7

NEITHER THIS CONVERTIBLE DEMAND PROMISSORY NOTE NOR THE SECURITIES FOR WHICH IT MAY BE EXCHANGED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS MAKER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED
CONVERTIBLE DEMAND PROMISSORY NOTE

Houston, Texas

$[_______] Issue Date:  March 1, 2008

           FOR VALUE RECEIVED, the undersigned, Omnimmune Corporation, a Texas corporation (“Maker”), promises to pay to [____________________________________], a [_____________________] (“Payee”; Payee and any subsequent holder(s) hereof are individually and collectively referred to as “Holder”), or order, the sum of [___________] Dollars ($[_______]), together with interest thereon from and after the date hereof until paid in full, all as hereinafter provided.

1.           Interest and Principal Payments.

(a)           Payment in Cash or Common Stock.  This Note is payable in either:

(i)	Immediately available funds on written demand by Holder at any time on or after the earlier of either:

(A) the date on which Maker either (1) shall have closed on a Qualified Financing (as defined below) or (2) otherwise shall have cash on hand in an amount equal to not less than Ten Million Dollars ($10,000,000); or

(B) February 28, 2013 (the “Maturity Date”); or

(ii)	Shares of Maker’s Common Stock at any time at the option of the Holder in accordance with Section 2 below.

 (b)          Interest.  From and including the date hereof to and including the date this Note is paid or otherwise discharged, the unpaid principal amount of this Note shall bear simple interest per annum at ten percent (10%), computed on the basis of a year of three hundred sixty (360) days.

(c)           Tender.  All payments of principal and interest shall be made in lawful money of the United States of America (except as otherwise provided in Sections 1(a), above, and 2, below) and shall be made to Holder at Holder’s address set forth in Section 7 or at such other place as Holder may designate to Maker in writing.

(d)           Maker’s Right of Prepayment Without Penalty.  It is agreed and understood by Holder that Maker reserves the right and option at any time after the date hereof and during the term of this Note to prepay the principal and interest hereunder without penalty; provided, however, that Maker may only exercise its right to prepay this Note after having first delivered to Holder ten (10) days prior written notice of its intent to do so, during which period Holder may elect to convert this note to Common Stock in accordance with the terms hereof.

2.           Conversion of Note.

(a) Definitions.  For purposes of this Note, the following terms and phrases shall have the meaning ascribed thereto:

“Common Stock” shall have the meaning ascribed thereto in Maker’s Articles of Incorporation, as amended; and

“Qualified Financing” shall mean the closing of any equity financing (including any debt financing that is convertible into Maker’s capital stock) completed by Maker after the date hereof involving the sale and issuance (or any series of integrated sales and issuances) by Maker to third parties of shares of its capital stock resulting in net proceeds to Maker of not less than Ten Million Dollars ($10,000,000).

(b) Conversion.  At any time at the option of Holder upon five (5) day’s prior written notice, Holder may convert the entire outstanding principal due hereunder into Omnimmune Common Stock by the cancellation of this Note in exchange for the issuance of that number of shares of Common Stock as shall equal (i) the then outstanding principal amount of the Note on the date fixed for any such conversion; divided by (ii) $0.1781 (the “Conversion Price”), as adjusted for the split of Common Stock at a split ratio of 2.8072-for-1, effective as of March 26, 2008.

(c) Payment of Interest.  Upon conversion of this Note, Maker shall be forever released from all its obligations and liabilities under this Note, except that Maker shall be obligated to pay Holder, within thrity (30) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion, and no more.

(d) Holder’s Right to Receive Warrant Conditional Upon Conversion of 25% of Principal.  If, at any time during the term of this Note, Holder elects to convert at least a minimum of 25% of the principal amount due and owing hereunder into Common Stock according to the provisions hereof, in addition to the certificate or certificates representing the shares delivered to Holder upon conversion of this Note into Common Stock, Maker shall deliver that certain Warrant, in the form attached hereto, evidencing Holder’s rights to purchase an additional [________] shares of Common Stock at an exercise price of $0.1781, subject to adjustment in accordance with Section 2(e) hereof, upon the terms and conditions set forth therein.  Following the foregoing issuance, regardless of any future conversion elections by the Holder in accordance with the provisions hereof, Holder shall not be entitled to receive any additional Warrant(s) pursuant hereto.

If, at any time during the term of this Note prior to the issuance of the Warrant referenced above, Holder elects not to convert at least 25% of the principal amount due and owing hereunder according to the provisions hereof, any and all rights of Holder to receive such Warrant shall terminate and Holder shall have no further rights to receive such Warrant, nor shall Maker be obligated to issue such Warrant.

Upon conversion as aforesaid, the stock certificate or certificates and the Warrant so delivered shall be registered in the name of Holder.  To the extent of the amount which Holder elects to convert to Common Stock hereunder, this Note shall be deemed to have been paid and such certificate or certificates and, if Holder elects to convert 25% of the principal amount due hereunder, the Warrant shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record for all purposes as of the date on which said notice, together with the release or partial release of this Note and such other documentation evidencing its payment, either partially or in full, is received by the Company.

(e) Conversion Price and Warrant Adjustments.

(1) Capital Adjustments.  In case Maker shall at any time after March 26, 2008: (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Conversion Price, the number of shares of Common Stock subject to the Warrant and the exercise price of the Warrant in effect, at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number and kind of shares upon conversion hereof as in effect immediately prior to such dividend, subdivision or combination, which, if the Note had been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to pursuant to the Warrant, if applicable.  Such adjustment shall be made successively whenever any event listed above shall occur.  Any adjustment under this paragraph shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(2) Merger, Consolidation or Sale of Assets.  If Maker is a party to a reorganization, a merger or consolidation with or into another corporation, or the sale of Maker’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such transaction, lawful provision shall be made so that this Note and the underlying Warrant shall pertain and apply to the securities and/or other property to which the holder of the number of shares of Common Stock of Maker then covered by this Note and the Warrant would have been entitled had this Note been converted in whole immediately prior to the effective date of such reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any securities or other property deliverable after that event upon conversion of this Note.  Maker shall not effect any such reorganization, merger, consolidation or sale unless upon or prior to the consummation thereof the successor corporation, or if Maker shall be the surviving corporation but is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to in accordance with the foregoing provisions.

(3) De Minimis Adjustments.  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Conversion Price and no adjustment in the number of shares of Common Stock subject to the Warrant shall be required unless such adjustment would required an increase or decrease of at least one whole share; provided, however, that any adjustment less than this amount which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of at least this amount.

(4) Notice to Holder of Adjustment.  Whenever the Conversion Price and/or number of shares of Common Stock subject to the Warrant are adjusted as herein provided, Maker shall cause to be mailed to the Holder a notice (i) stating that the Conversion Price and/or number of shares of Common Stock subject to the Warrant have been adjusted, (ii) setting forth the Conversion Price and/or number of shares of Common Stock subject to the Warrant as adjusted, and (iii) showing in reasonable detail the computations and the facts upon which such adjustment is based.

3.           Exchange Procedures; Reservation of Shares; Taxes.

(a) Delivery of Certificate.  In the case of Holder's election to convert this Note into Maker’s Common Stock as provided under Section 2, Holder shall deliver a written notice of such election to Maker in which Holder shall so indicate such election.  Any conversion shall be deemed to have been made at the close of business on the date the recipient is deemed to have received such notice.  Upon the exchange of this Note for shares of Common Stock, Maker shall, as soon as practicable, take all such steps as may be necessary to issue such Stock, in exchange for this Note, and thereafter deliver to Holder a certificate or certificates for the number of shares of Stock to which Holder shall be entitled against receipt of this Note, duly endorsed for cancellation.

(b) Noteholder Not Deemed a Stockholder.  Unless and until this Note is converted or exchanged into Common Stock as set forth herein, Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock of the Company for any purpose (other than to the extent that Holder may previously own shares of Common Stock of the Company, prior to or exclusive from the conversion of this Note), nor shall anything contained in this Note be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate actions (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Holder of the Common Stock which it is then entitled to receive upon the due exercise of its right to convert this Note, as aforesaid.

(c) Reservation of Shares.  Maker covenants that, at the exchange date, it will make available out of its authorized Common Stock, solely for the purpose of issue upon exchange of this Note for Common Stock, such number of shares of Common Stock as shall then be issuable upon the exchange of this Note.

(d) Validity of Issuance.  Maker covenants that all shares of Common Stock issued hereunder shall, at the time of delivery, be duly and validly issued, fully paid and nonassessable.

(e) Taxes.  Holder shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion of such Holder’s Note.  Holder shall also pay any tax which is due because the Common Stock is issued in a name other than Payee’s name and any income taxes, capital gains taxes or other similar taxes.

(f) No Fractional Shares.  Instead of any fractional shares of any Common Stock which would otherwise be issuable upon conversion of this Note, Maker shall pay in cash the amount of outstanding principal that is not so converted, such payment to be in the form a check payable to Holder.  The holder of fractional interests shall not be entitled to any rights as security holders of Maker in respect of such fractional interests.

4.           Events of Default.  The occurrence or existence of any one of the following events or conditions shall constitute an “Event of Default”:

(a)           Maker shall fail to pay the principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof and such amount remains unpaid for ten (10) days after the due date thereof;

(b)           Maker fails to observe or perform any other covenant or agreement on the part of Maker contained in this Note which failure continues for a period of sixty (60) days after the date of written notice thereof from Holder; or

(c)           Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

5.           Remedies.

(a)           If an Event of Default occurs and is continuing, Holder may, by notice in writing to Maker, declare the entire unpaid principal of the Note to be due and payable immediately, and upon any such declaration the principal and unpaid interest on the Note shall become and be immediately due and payable, and Holder may thereupon proceed to protect and enforce its rights either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Holder.

(b)           In the event this Note is placed in the hands of an attorney for collection or for enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Maker agrees to pay all reasonable attorneys’ fees and expenses, all court and other costs and the reasonable costs of any other collection efforts.  Forbearance to exercise the remedies set forth herein with respect to any failure or breach of Maker shall not constitute a waiver by Holder of any of such remedies.

6.           Expenses.  Each of Maker and Payee shall bear its own costs incurred in connection with the negotiation, documentation and execution of this Note, the closing of the transactions contemplated herein, and any amendment, waiver, consent, supplement or modification hereto.

7.           Notices. All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered three (3) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

If to Maker, to:
Omnimmune Corp.
Attn:  Chief Executive Officer
4600 Post Oak Place, Suite 352
Houston, Texas  77027

with a copy to:

Frank McDaniel, Esq.
McDaniel & Henry, LLP
PO Box 681235
Marietta, Georgia   30068-0021
If to Payee, to: ________________ ________________ _______________

If to any Holder other than Payee, to such address as may have been designated by notice given Maker by such Holder.  Maker, Payee or any other Holder may designate a different address by notice given in accordance with the foregoing.

8.           Governing Law. This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws) and applicable federal law.

9.           Entire Agreement.  This Note shall constitute the entire agreement between the parties with respect to the indebtedness represented hereby and shall supersede and replace all prior promissory notes, arrangements, agreements and understandings with respect to the subject matter hereof, including without limitation, that certain Convertible Demand Promissory Note dated as of March 1, 2008, the original of which must be surrendered to and in the possession of Maker prior to any payment on or conversion of this Note.

This Note shall be valid upon cancellation and surrender to Maker of the original Convertible Demand Promissory Note dated March 1, 2008 in the original principal amount of [$___________].

Omnimmune Corp.

By:_________________________________
Harris A. Lichtenstein, Ph.D.
Chief Executive Officer

ACCEPTED AND AGREED TO:

[___________]

FORM OF WARRANT

Warrant No. ____                                                                                                                     ______ __, 2008

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND ANY OF SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ALL OTHER APPLICABLE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WARRANT TO PURCHASE SHARES OF
COMMON STOCK OF OMNIMMUNE CORP.

1.           Grant of Warrant.  Omnimmune Corp., a Texas corporation (the “Company”), hereby agrees that [__________________] (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to [____] ([______]) shares of fully paid and non-assessable shares of Common Stock (the “Warrant Stock”) at a price as provided in Section 4 below (the “Exercise Price”). The term “Holder” as used herein shall include any transferee to whom this Warrant has been transferred in accordance with this Warrant.

The term “Common Stock” means the Common Stock, $0.01 value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefor.  The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.  The term “Company” means and includes the Company as well as any successor corporation resulting from the merger or consolidation of such corporation with another corporation.

2.           Exercise of Warrant.  This Warrant may be exercised, as to the whole or any lesser number of whole shares of Warrant Stock,  at any time during the period commencing on the earlier of (i) six (6) months after the date on which the Company or any successor thereto becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or (ii) two (2) years from the date of issuance, and expiring at 5:00 p.m., Houston, Texas time, upon and coincident with the fifth (5th) anniversary of the date the Warrant becomes exercisable (such date referred to herein as the “Expiration Date”). This Warrant shall expire if not properly exercised in full by the Expiration Date.

The Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company prior to the Expiration Date at its principal office in Houston, Texas, or at the office of its stock transfer agent, if any, with the Notice of Exercise attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares of Warrant Stock specified in such form.

In lieu of the payment of the Exercise Price, Holder may require the Company to convert this Warrant, in whole or in part, into shares of Common Stock as provided herein (“cashless exercise”).  In order to require the cashless exercise of this Warrant, the Holder shall surrender to the Company this Warrant with the Notice of Exercise at the end hereof duly completed and executed.  Upon such cashless exercise, the Company shall deliver to Holder (without payment by Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or portion thereof if being exercised in part) at the time of the cashless exercise (determined by subtracting the aggregate Exercise Price of the shares of Warrant Stock as to which the Warrant is being exercised in effect immediately prior to the cashless exercise from the aggregate Current Market Price (as defined below) of the shares of Warrant Stock as to which the Warrant is being exercised immediately prior to the cashless exercise) by (y) the Current Market Price of one share of Common Stock immediately prior to the cashless exercise.

For the purposes of any computation hereunder, the term “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days immediately preceding the date in question.  The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such day, the closing bid price, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information.  If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

Upon receipt by the Company of this Warrant, together with payment in the amount of the Exercise Price or a notice of cashless exercise as set forth above, at its principal office in Houston, Texas, or by the stock transfer agent of the Company at such agent’s office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.  As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Stock issuable upon such exercise, registered in the name of the Holder.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Stock subject to purchase hereunder.

3.           Transfer of Warrant.  Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued.  The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.  This Warrant shall be transferable on the books of the Company only upon delivery hereof with the Form of Assignment at the attached duly completed and executed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced.  Upon any registration of transfer, the Company shall deliver a new Warrant to the person entitled thereto.  This Warrant may be exchanged, at the option of the Holder hereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Warrant Stock, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person, or Warrant Stock to be issued, if, in the opinion of counsel to the Company, such transfer or issuance does not comply with the provisions of the Act and the rules and regulations thereunder, and any applicable state securities laws (“Blue Sky Laws”).

4.           Exercise Price.  Subject to adjustment as set forth in Section 6 hereof, the exercise price per share of Warrant Stock (the “Exercise Price”) shall be $[____].

5.           Reservation of Shares.  The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant.  All such shares shall be duly authorized and, if issued in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional shares or scrip, the Company shall pay the Holder an amount equal to the applicable Exercise Price multiplied by such fraction of a share otherwise called for upon any exercise of this Warrant.

6.           Adjustments.

(a)           Capital Adjustments.  In case the Company shall at any time after the date this Warrant is issued: (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the Exercise Price in effect, and the number of shares of Warrant Stock, at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holders of the Warrant shall be entitled to receive the aggregate number and kind of shares, for the same aggregate Exercise Price as in effect immediately prior to such dividend, subdivision or combination, which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, or combination.  Such adjustment shall be made successively whenever any event listed above shall occur.  Any adjustment under this paragraph shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Mergers, Consolidations or Sale of Assets.  If the Company is a party to a reorganization (other than as provided for herein), or a merger or consolidation with or into another corporation, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such transaction, lawful provision shall be made so that this Warrant shall pertain and apply to the securities and/or other property to which the holder of the number of shares of Common Stock of the Company then covered by this Warrant would have been entitled had this Warrant been exercised in whole immediately prior to the effective date of such reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any securities or other property deliverable after that event upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.  The Company shall not effect any such reorganization, merger, consolidation or sale unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

(c) Notice to Holder of Adjustment.  Whenever the number of shares of Warrant Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Holder a notice (i) stating that the number of shares of Warrant Stock have been adjusted, (ii) setting forth the adjusted number of shares of Warrant Stock, (iii) the Exercise Price, as adjusted, and (iv) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

(d) De Minimis Adjustments. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be; provided, however that, no adjustment in the Exercise Price shall be required if such adjustment is less than $.01; and provided, further, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

7.           Securities Law Matters; Restrictions on Transfer.

(a) Investment Intent Only.  This Warrant will be acquired for Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Holder has no present intention of selling, granting any participation or interest in, or otherwise distributing, transferring or disposing of this Warrant.

(b) Accredited Holder.  Holder (a) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder’s prospective investment in the Warrant; (b) has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in the Warrant; (c) has not been offered the Warrant by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media; (d) has had an opportunity to ask questions and receive answers from representatives of the Company regarding the terms and conditions of the Warrant and the condition of the Company’s business, including, without limitation, its financial condition; and (e) acknowledges that Holder has conducted its own due diligence with respect to the Company, the Warrant and any other matter which Holder believes to be material to a decision to lend and further acknowledges that Holder is making its investment decision based on this due diligence.

(c) Compliance with Laws.  Holder acknowledges compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as the “USA PATRIOT Act.”  Additionally, Holder represents that neither it nor any of its principal owners, partners, members, directors or officers are included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on United States foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom United States persons are prohibited from doing business because such individuals and groups have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

(d) No Registration; Legend.  Holder acknowledges that (a) neither the Warrant nor any securities obtainable upon conversion or payment thereof have been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings and (b) the Company is under no obligation to register the Warrant or securities obtainable upon exercise hereof under the Securities Act or any securities laws of any state or take any action to make any exemption from such registration provisions available.  Such Holder acknowledges the Warrant and any securities obtainable upon exercise hereof must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Holder understands that no public market now exists for any of the securities issued by the Company hereunder and that there is no assurance that a public market will ever exist for such securities.  Holder agrees to the imprinting, so long as required by law, of a legend on this Warrant and the Warrant Stock should the Warrant be exercised in the following form or one similar to it.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

8.           Notices.   All notices required hereunder must be in writing and shall be deemed given when sent by facsimile, delivered by nationally recognized overnight courier service, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at Omnimmune Corp., 4600 Post Oak Place, Suite 352, Houston, Texas  77027, Attention:  Harris A. Lichtenstein, Ph.D., Esq., President, and if to the Holder, at the address for the registered Holder as it appears on the books of the Company, or at such other address of which the Company or Holder has been advised by notice hereunder.

9.           Rights as a Shareholder.   The Holder shall have no rights as a shareholder with respect to any shares covered by this Warrant until the date of issuance of such shares.

10.        Lost or Destroyed Warrant.   Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.  The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

11.        Applicable Law.  The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the duly authorized undersigned officer, in the name and on behalf of the Company, as of the day and year first above written.

COMPANY:
Omnimmune Corp.

By:           _______________________________
Name:  Harris A. Lichtenstein, Ph.D.
Title:  President

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

TO:  OMNIMMUNE CORP.

The undersigned, the holder of the a Warrant dated _______ to purchase _________ shares of common stock of Omnimmune Corp., hereby irrevocably elects to exercise such Warrant for, and to receive thereunder _________* shares of common stock of Omnimmune Corp. [check as applicable]:

_____ by cashless exercise; or

_____ by tendering payment herewith in the amount of $

in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

Name:_____________________________________

Address:___________________________________

Social Security or Tax Identification Number:

and, if such number of shares of Warrant Stock shall not be all the shares of Warrant Stock covered by the within Warrant, that a new Warrant for the balance of the Warrant Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: ____________________                                    Name:_______________________

Address:____________________

Social Security or Tax Identification Number:_________________________

Signature:___________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

*Insert the number of shares of Warrant Stock as to which the Warrant is being exercised.

WARRANT ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant).

FOR VALUE RECEIVED, ___________ hereby sells, assigns and transfers unto:

Name:

Address:

Social Security or Tax Identification Number:

a Warrant to purchase ______ shares of Common Stock of Omnimmune Corp. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:__________________           Name:___________________________________

Address:_________________________________

Social Security or Tax Identification Number:___________________

Signature:________________________________

NOTE:  The above signature should correspond exactly with the name on the first page of this Warrant.